UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

BARNES & NOBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2010, Barnes & Noble, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Rights Agreement dated as of November 17, 2009 and previously amended on February 17, 2010 and June 23, 2010 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as rights agent. The Rights Agreement pertains to those certain contingent rights (the “Rights”) to purchase Series I preferred stock, par value $0.001 per share, of the Company.

Prior to the Company’s entry into the Amendment, the Rights Agreement provided that (i) the exercise of options and the vesting of restricted stock granted prior to or after November 17, 2009 by the Board of Directors of the Company (the “Board”) to any person who, alone or together with its affiliates and associates, beneficially owned more than 20% of the Company’s common stock, par value $0.001 per share (“Common Stock”), on November 17, 2009 (an “Excluded Person”) and the immediate family members and certain related trusts, executors and trustees of an Excluded Person (the “Specified Persons”) would not trigger the Rights and (ii) Excluded Persons and Specified Persons could acquire beneficial ownership of additional shares of Common Stock without triggering the Rights so long as the Board approved the acquisition in advance.

The Amendment makes certain changes to the definition of “Acquiring Person” in the Rights Agreement to (i) eliminate the exception permitting Excluded Persons and Specified Persons to acquire additional shares of Common Stock through the exercise of options or the vesting of restricted stock granted after November 17, 2009, (ii) impose disposition and voting requirements on any shares of Common Stock acquired by Excluded Persons and Specified Persons upon the exercise after October 29, 2010 of any currently outstanding options and (iii) provide that any person may acquire beneficial ownership of additional shares of Common Stock without triggering the Rights so long as the Board approves the acquisition in advance.

The foregoing summary of the Amendment is a general description only, does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 8.01.	Other Events.

On October 29, 2010, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed as a part of this Report.

Exhibit No.	Description

4.1	Third Amendment dated as of October 29, 2010, to the Rights Agreement dated as of November 17, 2009, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as rights agent.

99.1	Press Release issued by Barnes & Noble, Inc., dated October 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC.,

Date: October 29, 2010	By:	/s/ Eugene V. DeFelice
	Name:	Eugene V. DeFelice
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

4.1	Third Amendment dated as of October 29, 2010, to the Rights Agreement dated as of November 17, 2009, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as rights agent.

99.1	Press Release issued by Barnes & Noble, Inc., dated October 29, 2010.